Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-196973, 333-232925, and 333-240195 of Trinseo PLC on Form S-8 of our report dated February 11, 2022, relating to the financial statements of Americas Styrenics LLC appearing in this Annual Report on Form 10-K of Trinseo PLC for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

February 23, 2022